Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-268277 and 333-275549) pertaining to the 2022 Employment Inducement Award Plan of Terns Pharmaceuticals, Inc. of our report dated March 14, 2024, with respect to the consolidated financial statements of Terns Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

November 12, 2024